Aetna Life Insurance and Annuity Company

                                   ENDORSEMENT

The Contract and Certificate are hereby endorsed as follows:
1.     Replace "Code Section 403(b)" in Section 1.32 with "Code Section 401(a)."

2.     Add the following to Section 2.04:

              c) Any payment(s) made under this Contract to other than the Contract Holder must be in compliance with the provisions of the waiver and spousal consent requirements of Code Section 417, if applicable. At the time payment is requested by the Contract Holder, Aetna will require the Contract Holder to certify that the payment option is elected in compliance with such requirements or that such requirements do not apply, and that the distribution is in accordance with the terms of the Plan. In the absence of such certification, payment will be made to the Contract Holder.

3.     Replace the third paragraph of Section 2.06 with the following:

              The Contract Holder may, by written direction to Aetna, allow Participants to select the investment options of the Employer Account and/or the Employee Account. No distributions will be made from the Employer Account or the Employee Account without the Contract Holder's and Participant's written direction to Aetna, unless otherwise directed by the Plan. Participants have no rights to direct Aetna as to payments under the Contract unless countersigned by the Contract Holder.

4.     Replace b) under Section 2.06 with the following:

              Waiver/Consent Requirements:

              With respect to any distribution made from an Employee or Employer Account, the Contract Holder must certify in writing that all the appropriate waiver and spousal consent requirements of Code
              Section 417 have been met and that the distribution is in accordance with the terms of the Plan.

5.     Replace the first sentence of c) under Section 2.06 with the following:

              The Participant has a nonforfeitable right to the value of his or her Employee Account pursuant to the terms of the Plan as interpreted by the Contract Holder.

6.     Replace Section 3.03 with the following:


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              The Plan or the Contract Holder shall have responsibility for determining and ensuring compliance with the applicable limitations under Code Sections 401(a)(17), 401(k), 401(m), 402(g), 415, 416 and any other relevant Code provisions and Aetna shall be entitled to rely on such determination.

7.     Replace b) under Section 3.11 with the following:

       b) Generally, the distribution of benefits must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2 or retires, whichever is later, for all but 5% owners. The distribution of benefits to a Participant who is a 5% owner must commence by the April 1 following the calendar year the Participant attains age 70-1/2.

8.       Replace the last paragraph of Section 3.13 with the following:

              For a partial or full withdrawal from any Individual Account, Aetna must receive written direction from the Contract Holder on a form acceptable to Aetna. This direction must include certification that all of the waiver and spousal consent requirements of Code Section 417 have been satisfied or that such requirements do not apply, and that the withdrawal is in accordance with the terms of the Plan. In the absence of such certification, payment will be made to the Contract Holder.

9.     Delete Section 3.14 in its entirety and renumber Sections 3.15 - 3.20 as
       3.14 - 3.19 respectively.

10.    Delete the last three (3) paragraphs in c) under Section 4.02.

11.    Replace g) under Section 4.02 with the following:

       g) Election and Revocation: The Contract Holder may elect ECO by submitting a completed and signed election form to Aetna's Home Office. The Contract Holder must certify in writing that the distribution complies with the waiver and spousal consent requirements of Code Section 417 or that such requirements do not apply, and that the distribution is in accordance with the terms of the Plan. Once ECO is elected, the Contract Holder may revoke it by submitting a written request to Aetna at its Home Office. Any revocation will apply only to amounts not yet paid. ECO may be elected only once per Participant.

12.    Replace g) under Section 4.03 with the following:

       g) Election and Revocation: The Contract Holder may elect SWO by submitting a completed and signed election form to Aetna's Home Office. The Contract Holder must certify in writing that the distribution complies with the waiver

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              and spousal consent requirements of Code Section 417 or that such requirements do not apply, and that the distribution is in accordance with the terms of the Plan. Once SWO is elected, the Contract Holder may revoke it by submitting a written request to Aetna's Home Office. Any revocation will apply only to amounts not yet paid. Generally, SWO may be elected only once, however, if SWO is elected on behalf of a Participant and then revoked before the date distributions were required to begin under Code Section 401(a)(9), SWO may be elected on behalf of a spouse beneficiary after the death of a Participant.

13.    Replace the second paragraph of b) under Section 5.01 with the following:

              For any election of an Annuity option, the Contract Holder must provide certification that the waiver and spousal consent requirements of Code Section 417 have been satisfied or that such requirements do not apply, and that the election is in accordance with the terms of the Plan.

                                /s/Daniel Kearney
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